Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement (Form S-8 No. 333-207679) pertaining to the Hewlett Packard Enterprise Executive Deferred Compensation Plan and the Hewlett Packard Enterprise Grandfathered Executive Deferred Compensation Plan,
(2) Registration Statement (Form S-8 No. 333-207671) pertaining to the Hewlett Packard Enterprise Company 2015 Stock Incentive Plan and the Hewlett Packard Enterprise Company 2015 Employee Stock Purchase Plan,
(3) Registration Statement (Form S-8 No. 333-217152) pertaining to the Hewlett Packard Enterprise Company 2015 Stock Incentive Plan,
(4) Registration Statement (Form S-8 No. 333-207680) pertaining to the Hewlett Packard Enterprise 401(k) Plan,
(5) Registration Statement (Form S-8 No. 333-221254) pertaining to the Cloud Technology Partners, Inc. 2011 Equity Incentive Plan, as amended,
(6) Registration Statement (Form S-8 No. 333-226181) pertaining to the Plexxi, Inc. 2011 Stock Plan,
(7) Registration Statement (Form S-3 ASR No. 333-251271) of Hewlett Packard Enterprise Company,
(8) Registration Statement (Form S-8 No. 333-229449) pertaining to the Bluedata Software Inc. 2012 Stock Incentive Plan,
(9) Registration Statement (Form S-8 No. 333-234033) pertaining to the Cray Inc. Amended and Restated 2013 Equity Incentive Plan,
(10) Registration Statement (Form S-8 No. 333-249731) pertaining to the Silver Peak Systems, Inc. 2014 Equity Incentive Plan, as amended,
(11) Registration Statement (Form S-8 No. 333-255839) pertaining to the Hewlett Packard Enterprise Company 2021 Stock Incentive Plan, and the Hewlett Packard Enterprise Executive Deferred Compensation Plan, as amended and restated,
(12) Registration Statement (Form S-8 POS No. 333-207671 and No. 333-217152) pertaining to the Hewlett Packard Enterprise Company 2015 Stock Incentive Plan, as amended and restated, and Hewlett Packard Enterprise Company 2021 Stock Incentive Plan,
(13) Registration Statement (Form S-8 No. 333-265378) pertaining to the Hewlett Packard Enterprise Company 2021 Stock Incentive Plan, as amended, and the Hewlett Packard Enterprise 401(k) Plan, as amended and restated, and
(14) Registration Statement (Form S-8 No. 333-272379) pertaining to the Hewlett Packard Enterprise Company 2021 Stock Incentive Plan, as amended, and the OpsRamp, Inc. 2014 Equity Incentive Plan,
(15) Registration Statement (Form S-8 No. 333-279950) pertaining to the Hewlett Packard Enterprise Company 2021 Stock Incentive Plan, as amended and restated,
(16) Registration Statement (Form S-3 ASR No. 333-222102) of Hewlett Packard Enterprise Company
(17) Registration Statement (Form S-3 ASR No. 333-276221) of Hewlett Packard Enterprise Company,

of our reports dated December 19, 2024, with respect to the consolidated financial statements of Hewlett Packard Enterprise Company and the effectiveness of internal control over financial reporting of Hewlett Packard Enterprise Company, included in this Annual Report (Form 10-K) for the year ended October 31, 2024.

/s/ Ernst & Young LLP
Houston, Texas
December 19, 2024